                                Presentation to

                          Quizno's Board of Directors

                                 April 11, 2001

                                  Confidential


                          [TUCKER ANTHONY SUTRO LOGO]

Table of Contents
-------------------------------------------------------------------------------
        I. Situation Analysis

        II. Scope of Work and Limitations

        III. Transaction Overview Summary

        IV. Valuation Data

Situation Analysis
--------------------------------------------------------------------------------



                                                  [TUCKER ANTHONY SUTRO LOGO]  1

Why are we here?
--------------------------------------------------------------------------------

o Tucker Anthony Sutro Capital Markets ("Tucker Anthony") has been asked to present its thoughts on a potential "take private" transaction of The Quizno's Corporation ("Quizno's" or "the Company") and the value of the Company

o Tucker Anthony is recommending the Company repurchase all or substantially all remaining shares not held by the Schadens and Levine Leichtman ("Non-Affiliated Shareholders")

     -- Acquiring the remaining shares provides shareholders liquidity in an illiquid stock --> The Company does not have a business plan that would allow it to expand its market cap and float to the point where Quizno's can take full advantage of being public
     -- The Schadens have indicated they have no interest in selling their shares to a third party anytime in the foreseeable future --> The Schadens and Levine Leichtman together own approximately 72% of the shares (plus equivalents) outstanding
     -- We believe the fair value of the equity is between $7.25 and $8.25 per share --> At $8.00 per share ("Offer Price"), shareholders would receive a premium to recent prices and to the average trading price prior to the self tender transaction completed in December of 2000 ("December Tender")

o Tucker Anthony believes the purchase price would be fair to shareholders and that Quiz has sufficient resources to complete a transaction without any financing contingency


                                                   [TUCKER ANTHONY SUTRO LOGO] 2




Tender Offer Recap and Current Situation Synopsis
--------------------------------------------------------------------------------

o In December 2000, shareholders were provided the opportunity to tender their common and common stock equivalents ("Stock") in exchange for $8.00 per share in cash (the "Tender Price") --> The $8.00/share offer represented a 23%-28% premium over recent trading prices just prior to the tender

o The Tender Offer was subject to at least 50% of the "non-Schaden" or "public" shares (approximately 1.3 million shares) being tendered --> Approximately 51% of the "public" common shares were tendered (just under 670,000) along with nearly 1.1 million shares related to options, preferred stock and the RRGC warrants for a total of 1.75 million common shares and equivalents

o At the time of the tender, shareholders were advised that the Company may pursue a take private transaction and that they may end up with a less liquid, unlisted stock if they failed to tender --> Average daily trading volume has fallen to approximately 1,000 shares per day

o Cash on the balance sheet reflects a fully drawn Levine Leichtman ("Levine") facility --> Company has the option to repay the facility down to $7.0 million without penalty but cannot draw on its Merrill Lynch facility due to constraints imposed by AMRESCO

o A disagreement about the calculation of a fixed charge coverage ratio resulted in AMRESCO releasing certain collateral in exchange for a prepayment of $1.7 million and Quizno's placing $1.0 million in escrow until the fixed charge coverage (under a revised definition) equals 1.50x --> Management expects this will occur between July and September of 2001

                                                 [TUCKER ANTHONY SUTRO LOGO] 3

--------------------------------------------------------------------------------

o The Company's relatively stable stock price reflects December's tender offer and market expectations for a "take private" transaction near $8.00 per share --> Following the tender offer, Quizno's stock price has remained fairly stable around $7.50 per share

o Quizno's stock is trading at 6.2x LTM (12/31) EBITDA and 9.2x LTM EBIT, representing significant premiums to the small cap peer group despite recent increases in small cap restaurant multiples

o Since the December Tender, the Company has performed in line with budget --> Operating characteristics remain "at or above" most peers

o At current price levels, Small Cap companies are generally viewed as having market caps of approximately $1.0 to $2.5 billion --> Quizno's market cap of less than $20 million remains substantially below this

o Small cap stocks continue to trade at material discounts relative to larger capitalization stocks

o    It appears all shareholders could benefit from a "take private" transaction

     -- The Non-Affiliated shareholders (general public) would gain liquidity at a premium to recent trading prices, opportunity to participate in more attractive investment options and eliminate the current "cap" on the stock

     -- The Company and the three remaining significant shareholders (the Schadens and Levine) would benefit from the elimination of public company costs and additional operating flexibility beyond the market's quarterly focus


                                                   [TUCKER ANTHONY SUTRO LOGO] 4

Stock Price Chart
--------------------------------------------------------------------------------

Quizno's Corp.
Daily Price Volume
April 4, 2000-April 4, 2001


[GRAPHIC OMITTED]

o Between March 27, 2000 and the date the tender offer was announced, Quizno's stock generally traded between $6.00 and $7.00

o Average daily trading volume before the tender = 7,000 shares vs. after of only 1,000 shares

                                                   [TUCKER ANTHONY SUTRO LOGO] 5

Stock Performance vs. Selected Peer Group Since Tender Offer
--------------------------------------------------------------------------------

Quizno's Corp.
Daily Indexed Price Performance
November 14, 2000-April 4, 2001

[GRAPHIC OMITTED]

o Quizno's has underperformed the small and large cap peer group, but has outperformed the Russell 2000


                                                   [TUCKER ANTHONY SUTRO LOGO] 6

Russell 2000 Breakdown
--------------------------------------------------------------------------------

            Russell 2000 Median Market Capitalization by Quartile vs.
                         Quizno's Market Capitalization

                               [GRAPHIC OMITTED]

o Quizno's current market capitalization is substantially below the median market capitalization of the smallest quartile of stocks in the Russell 2000

o Quizno's low market cap is exacerbated by its low float --> Nearly 72% of the Company's stock is held by three shareholders

                                                   [TUCKER ANTHONY SUTRO LOGO] 7

Fund Manager Matrix - Small Cap Companies Are Penalized
--------------------------------------------------------------------------------

                As of December, 1999                  VALUE EQUITY              GENERAL EQUITY            GROWTH   Total Funds
U.S. Diversified Equity Fund Style Breakpoints
                                                      less than        greater than       less than     greater than
Large-Cap       Price/Earnings Ratio                    37.52             37.52              42.01         42.01
  75% >= 9.0    Price/Book Ratio                        10.05             10.05              12.57         12.57
  ($) Billion   3yr Earnings-Per-Share Growth Rate      17.86             17.86              22.87         22.87
                Price/Sales                             6.44              6.40               8.87           8.87
                3-yr Sales-Per-Share Growth Rate        12.85             12.85              17.05         17.05
                Number of Funds                         320                          412                    407           1,139

Multi-Cap       Price/Earnings Ratio                    31.81             31.81              38.18         38.18
   No           Price/Book Ratio                        7.65              7.65               11.31         11.31
Capitalization  3yr Earnings-Per-Share Growth Rate      15.91             15.91              24.15         24.15
 Restrictions   Price/Sales                             5.25              5.25               9.32          9.32
                3-yr Sales-Per-Share Growth Rate        11.70             11.70              18.67         18.67
                Number of Funds                         524                          490                    376           1,390

Mid-Cap         Price/Earnings Ratio                    32.42             32.42              39.47         39.47
 75% < 8.9      Price/Book Ratio                        8.31              8.31               12.62         12.62
 ($) Billion    3yr Earnings-Per-Share Growth Rate      22.83             22.83              33.98         33.98
                Price/Sales                             7.85              7.85               13.35         13.35
                3-yr Sales-Per-Share Growth Rate        19.66             19.66              28.30         28.30
                Number of Funds                         205                          172                    251           628

Small-Cap       Price/Earnings Ratio                    26.10             26.10              33.14         33.14
 75% <=2.2      Price/Book Ratio                        5.48              5.48               9.15          9.15
 ($) Billion    3yr Earnings-Per-Share Growth Rate      20.30             20.30              30.74         30.74
                Price/Sales                             4.74              4.74               9.21          9.21
                3-yr Sales-Per-Share Growth Rate        16.74             16.74              24.17         24.17
                Number of Funds                         340                          222                    340           902

Source: Lipper Associates

  o Size matters --> Capitalization and P/E ratios are inversely related to earnings growth


                                            [TUCKER ANTHONY SUTRO LOGO]        8

Lipper Classifications
--------------------------------------------------------------------------------

                          Ceiling                      Floor                Index           Ceiling
                          -------                      -----                -----           -------
Large Cap                   n/a                     $9.1 Billion

Flex Cap                    -                       -                       -                 -

Mid Cap                     $9.1 Billion -          $2.1 Billion            S&P 400           90% weighted mcap

Small Cap                   $2.1 Billion -          $400 Million            S&P 600           90% weighted mcap

Micro Cap(1)                $400 Million            n/a                     S&P 600           15% weighted mcap

Source: Lipper Associates

(1) Lipper no longer separately tracks micro caps; number represents use of previous methodology to differentiate small vs. micro caps

o     Morningstar has similar classifications

o     Caps and floors will move up or down with the market

o     75% of fund assets must match classification

                                           [TUCKER ANTHONY SUTRO LOGO]        9

Scope of Work and Limitations
-----------------------------------------------------------------------------


                                           [TUCKER ANTHONY SUTRO LOGO]       10

Scope of Tucker Anthony's Work
--------------------------------------------------------------------------------

o Tucker Anthony obtained and reviewed publicly-available and certain non-public financial and business information relating to Quizno's, including:

     - Quizno's Form 10-QSB for the four quarterly periods ended December 31, 1999, March 31, 2000, June 30, 2000 and December 31, 2000

     - Quizno's Form 10-KSB for the fiscal year ended September 30, 2000 and for the previous five fiscal years

     - Annual and quarterly forecast ("Management Forecast") for Quizno's for the period March 31, 2001 through December 31, 2005 prepared by Richard E. Schaden (Rick Schaden), President and Chief Executive Officer, and John L. Gallivan, Chief Financial Officer

     -    Various press releases, presentations and third party documents

     - The Securities Purchase Agreement and ancillary documents related to the subordinated debt plus warrants investment of Levine Leichtman Capital Partners, Inc. ("Levine")

o Tucker Anthony reviewed with Rick Schaden, John Gallivan and Pat Meyers (Vice President & General Counsel) the business, prospects and historical and projected financial performance of Quizno's on numerous occasions

o Tucker Anthony reviewed such other information, financial studies and analyses, and financial, economic and market conditions and data as were deemed relevant and appropriate

                                           [TUCKER ANTHONY SUTRO LOGO]       11

--------------------------------------------------------------------------------

o    Tucker Anthony completed the following analyses in arriving at its opinion:

     - Compared market trading multiples for comparable publicly traded companies to the multiples for Quizno's derived from the proposed purchase price of Quizno's

     - Compared acquisition multiples for comparable industry transactions to the multiples for Quizno's derived from the proposed purchase price of Quizno's

     - Compared the market premiums paid for other take private transactions to the premium being offered to Quizno's shareholders

     - Compared the estimated discounted future trading prices for Quizno's common stock based upon current trading multiples to the proposed purchase price of Quizno's

     - Considered the values derived from unleveraged after-tax discounted cash flow analysis ("DCF") utilizing the Management Forecast

o Tucker Anthony has formed an opinion regarding the fairness, from a financial point of view, of the $8.00 Price offered to all Unaffiliated Shareholders

                                           [TUCKER ANTHONY SUTRO LOGO]       12

Limitations of Tucker Anthony Analysis
-------------------------------------------------------------------------------

o    Tucker Anthony:

     - Relied on information available from recognized public sources and information provided by Quizno's without independent verification

     - Assumed that all information provided by Quizno's was complete and accurate in all material respects and reflected the best currently available estimates and judgments of Quizno's management as to the future financial performance of Quizno's

     - Assumed that all material assets and liabilities of Quizno's are as set forth in the consolidated financial statements provided by Quizno's

                                           [TUCKER ANTHONY SUTRO LOGO]       13

--------------------------------------------------------------------------------

o    Tucker Anthony's Fairness Opinion does not address:

     -    The underlying business decision to proceed with the merger

     -    The liquidation value of Quizno's

     - The relative merits of any other transaction that maybe available as an alternative, and we did not solicit third parties relative to such a transaction --> Richard E. and Richard F. Schaden have indicated they do not have an interest in selling their shares to a third party in the foreseeable future

o Tucker Anthony's Fairness Opinion is based upon the economic, monetary and market conditions as of today and the transaction structure as described (See Transaction Summary)

o Preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses --> The applications of those methods of financial analyses to the particular circumstances are complex and, therefore, such an opinion is not readily susceptible to partial analysis or summary description

                                           [TUCKER ANTHONY SUTRO LOGO]       14

--------------------------------------------------------------------------------

o The Fairness Opinion assumes that Quizno's will have adequate financing at closing to consummate the proposed transaction

o The Fairness Opinion does not address the fairness of the terms of any financing required to complete the Tender Offer

o    The Fairness Opinion:

     - Addresses, from a financial point of view, the purchase price being offered to all Unaffiliated Shareholders


     -    Is subject to Tucker Anthony's review of the final documents

                                           [TUCKER ANTHONY SUTRO LOGO]       15

--------------------------------------------------------------------------------

o In the past, Tucker Anthony has not had any material relationship with Quizno's other than acting as advisor to the Company for the December Tender

o Quizno's did not place any restrictions or limitations upon Tucker Anthony with respect to the procedures followed or factors considered in rendering its Fairness Opinion

o Tucker Anthony's compensation for delivering this Fairness Opinion is not contingent upon the content of the Fairness Opinion

o Quizno's has agreed to reimburse Tucker Anthony for its reasonable and properly documented expenses and to indemnify it against certain liabilities that may arise out of the rendering of the Fairness Opinion, including liabilities arising under the federal securities laws

                                           [TUCKER ANTHONY SUTRO LOGO]       16

Summary Conclusion
--------------------------------------------------------------------------------

o Based upon and subject to all the foregoing, it is the opinion of Tucker Anthony that, as of the date hereof, the Offer Price being offered to all Unaffiliated Shareholders is fair, from a financial point of view, to such shareholders

                                           [TUCKER ANTHONY SUTRO LOGO]       17

Transaction Overview Summary
--------------------------------------------------------------------------------




                                                  [TUCKER ANTHONY SUTRO LOGO] 18

Summary of Proposed Transaction Terms
--------------------------------------------------------------------------------

o Using a long form merger structure, ("Merger") Unaffiliated Shareholders will receive $8.00 per share in cash ("Offer Price") for each share of common or common stock equivalent ("Stock") (the "Offer")

o The $8.00/share offer represents a premium of approximately 20% - 28% over trading prices just prior to the December Tender and 10% over recent trading prices

o    Non-Affiliated shareholders will have appraisal rights

o All terms and conditions are subject to final documentation, including information to be provided in the Merger documents


                                                  [TUCKER ANTHONY SUTRO LOGO] 19

Preliminary Calendar
--------------------------------------------------------------------------------


---------------------------------            -----------------------------------
             Apr-01                                        May-01
---------------------------------            -----------------------------------
S    M    T    W    T    F    S              S      M    T    W     T    F    S
---------------------------------            -----------------------------------
1    2    3    4    5    6    7                          1    2     3    4    5
8    9    10   11   12   13   14             6      7    8    9     10   11   12
15   16   17   18   19   20   21             13     14   15   16    17   18   19
22   23   24   25   26   27   28             20     21   22   23    24   25   26
29   30                                      27     28   29   30    31
---------------------------------            -----------------------------------

o Board meeting April                        o Finalize prospectus May 1st to
  11th                                         May 10th

o Drafting Proxy and Prospectus              o Submit Prospectus to SEC
  April 12th to April 30th                     May 11th

                                             o SEC review May 12th through
                                               June 12th


---------------------------------            -----------------------------------
            Jun-01                                          Jul-01
---------------------------------            -----------------------------------
S    M    T    W    T     F    S              S     M    T    W     T    F    S
---------------------------------            -----------------------------------
                          1    2              1     2    3    4     5    6    7
3    4    5    6    7     8    9              8     9    10   11    12   13   14
10   11   12   13   14    15   16             15    16   17   18    19   20   21
17   18   19   20   21    22   23             22    23   24   25    26   27   28
24   25   26   27   28    29   30             29    30   31
---------------------------------            -----------------------------------

o SEC comments June 13th                      o Shareholders meeting/Close
  to June 20th                                  July 10th

o Print and Mail Proxy and
  Prospectus to Shareholders
  June 28th


                                                  [TUCKER ANTHONY SUTRO LOGO] 20

Preliminary Sources and Uses
--------------------------------------------------------------------------------

                                Sources and Uses

(Amounts in thousands)

Use of Funds                                     Source of Funds
Stock Price                   $ 8.00             Cash & Equivalents                          $6,788
Term Debt                         $0             Bank Revolver                               $    -
Common Stock                  $6,943             Term Debt                                   $    -
Transaction Costs               $500             Preferred Stock with Warrants               $    -
                                                 Other (Options & Warrants)                  $  655
------------------------------------             --------------------------------------------------
Total Uses                    $7,443             Total Sources                               $7,443
------------------------------------             --------------------------------------------------


o Assumes all shares (including all common stock equivalents) are acquired for $8.00/share, except Class D and Class E preferred shares; that is, approximately 865,000 shares are acquired

o    The Class D is assumed redeemed for a total of $25,000

o Class E preferred of approximately $512,000 is assumed left outstanding --> Redeemable only after April 1, 2003 at $8.62 per share

o Excess cash balances from the fully drawn Levine facility provide the financing required to complete the transaction --> At closing, excess cash balances will be between $3.0 million and $3.7 million

o The current loan to Rick Schaden of approximately $2.0 million will be refinanced using the new credit facility secured the Company plane


                                                  [TUCKER ANTHONY SUTRO LOGO] 21


Estimated Closing Balance Sheets
------------------------------------------------------------------------------------------------

                      Estimated June 30, 2001 Opening and Pro Forma Balance Sheets (1)

(amounts in thousands)       Estimated                 Pro Forma               Pro Forma
                          Pre-Transaction              Scenario A              Scenario B
                                                   933,934 Shares Acq'd    864,771 Shares Acq'd
Cash                         $10,500                    $ 3,158                  $ 3,712
A/R                            3,000                      3,000                    3,000
Other Current                  3,600                      3,600                    3,600
                             -------                    -------                  -------
Total Current Assets         $17,100                    $ 9,758                  $10,312
Net PP&E                      11,100                     11,100                   11,100
Other Assets                  20,600                     21,100                   21,100
                             -------                    -------                  -------
Total Assets                 $48,800                    $41,958                  $42,512
                             =======                    =======                  =======
Current Liabilities          $ 6,700                      6,700                    6,700
  (excl. current mat.)
Capitalized Leases/Other         725                        725                      725
Long Term Sr. Debt            13,963                     13,963                   13,963
Levine Debt                   13,862                     13,862                   13,862
Deferred Franchise Fees       19,050                     19,050                   19,050
Stockholders' Equity          (5,500)                   (12,342)                 (11,788)
                             -------                    -------                  -------
Total Liabs + Equity         $48,800                    $41,958                  $42,512
                             =======                    =======                  =======


(1) All scenarios assume a purchase price of $8.00 per share
-----------------------------------------------------------------------------------------

         Scenario A     All shares and equivalents, except the Preferred D, are
                        acquired; Preferred D redeemed for $25,000

         Scenario B     All shares and equivalents, except the Preferred D and
                        E, are acquired; Preferred D redeemed for $25,000 and
                        Preferred E remains O/S

-----------------------------------------------------------------------------------------
                                                  [TUCKER ANTHONY SUTRO LOGO] 22


Pro-Forma Capitalization for Proposed Transaction
--------------------------------------------------------------------------------

                           Pro Forma Capital Structure
(Amounts in thousands)                                                Equity
                                 Pro Forma Balances (1)            Participation
Cash                                   $ 3,712                         0.00%
Revolver                                    $0                         0.00%
Senior Term Debt                        14,688                         0.00%
Levine Debt                             13,862                        14.00%
Preferred Stock                              0                         0.00%
Common Stock                            14,479                        86.00%
                                       -------                       ------
Total                                  $46,741                       100.00%

(1) Uses estimated June 30, 2001 as "opening" balance sheet; also see pro forma closing balance sheet

--------------------------------------------------------------------------------

Management has indicated a need for at least $2.0 million in cash balances for working capital needs

This scenario assumes the Class E preferred stock remains in place and the Class
D preferred stock is redeemed for $25,000




                                                  [TUCKER ANTHONY SUTRO LOGO] 23


Quizno's Ownership Table as of March 15, 2001
-----------------------------------------------------------------------------------------------------------------------------

                                               THE QUIZNO'S CORPORATION - OWNERSHIP SCHEDULE
                                                             as of March 15, 2001

                                            Preferred Stock                     Common           Options
Name                          Class A  Class B  Class C   Class D    Class E     Stock    Employee      Board
----                          -------  -------  -------   -------    -------     -----    --------      -----
Schadens;
 Richard F Schaden             73,000           34,000                34,803    773,667                  4,000
 Richard E Schaden             73,000                                           778,006     35,378       4,000
 Tim Schaden                                                                      4,000
 Fred Schaden                                    2,000                                                  26,000
Board Members;
 Brad Griffin                                    5,000                                                   5,000
 Mark Bromberg                                                                                          14,000
 Eric Lawrence                                                                                          16,000
 Lewis Rudnick                                                                                          26,000
 Bruce Golbus                                   15,000                 5,801                            26,000
 Lyle Stewart                                                                                           16,000
 John Todd                                                                                               1,000
Total Other                                     75,000       -        17,403    106,827       -         22,000
Total Employees                                            75,000      1,473     40,583    232,615      14,000
Other/"Public"                                  36,000                        1,304,838    180,235
Not Issued                                                                                  65,000
                            -------------------------------------------------------------------------------------
Total Pre-Tender              146,000          167,000     75,000     59,480  3,007,921    513,228     174,000

401(k) cert not issued           -                -          -          -        (2,360)      -           -
Amount Tendered                  -            (110,000)      -          -      (668,355)  (477,850)    (54,000)
Shs Issued Scott Adams           -                -          -          -           933       -           -
                            -------------------------------------------------------------------------------------
Total Post-Tender             146,000           57,000     75,000     59,480  2,338,139     35,378     120,000
LLCP % Allocation                14.0%            14.0%      14.0%      14.0%      14.0%      14.0%       14.0%
Total LLCP Allocation          23,767            9,279     12,209      9,683    380,627      5,759      19,535
                            -------------------------------------------------------------------------------------
Net After LLCP                169,767           66,279     87,209     69,163  2,718,766     41,137     139,535
                            =====================================================================================


                                   Warrants         Total Share
Name                           RRGC       Phoenix   Equivalents
----                           ----       -------   -----------
Schadens;
 Richard F Schaden                                   919,470*
 Richard E Schaden                                   890,384*
 Tim Schaden                                           4,000
 Fred Schaden                                         28,000
Board Members;                                          -
 Brad Griffin                                         10,000
 Mark Bromberg                                        14,000
 Eric Lawrence                                        16,000
 Lewis Rudnick                                        26,000
 Bruce Golbus                                         46,801
 Lyle Stewart                                         16,000
 John Todd                                             1,000
Total Other                   415,056       -        636,286
Total Employees
Other/"Public"                            25,000   1,546,073
Not Issued                                            65,000
                            --------------------------------
Total Pre-Tender              415,056     25,000   4,582,685

401(k) cert not issued           -          -         (2,360)
Amount Tendered              (415,056)   (25,000) (1,750,261)
Shs Issued Scott Adams           -          -            933
                            --------------------------------
Total Post-Tender                -          -      2,830,997
LLCP % Allocation                14.0%      14.0%       14.0%
Total LLCP Allocation            -          -        460,860*
                            --------------------------------
Net After LLCP                   -          -      3,291,857
                            ================================

                                                                                Class D Shares Cancelled/Redeemed        87,209
                                                                                Class E Remains Outstanding              69,163

                                                                              -------------------------------------------------
                           *  Indicates shares not tendering                    Shares Available for Purchase           864,771
                                                                              -------------------------------------------------

                                                                              -------------------------------------------------
                           ** Based upon overall average strike price           "Fully Diluted" Shares Outstanding**  3,073,025
                              of $5.83 and conversion of all preferred stock  -------------------------------------------------


--------------------------------------------------------------------------------
                                                  [TUCKER ANTHONY SUTRO LOGO] 24

Quiz Ownership Post-Transaction
--------------------------------------------------------------------------------

                           Ownership: Post-Transaction

                           Percentage                   Implied
                            Ownership                    Shares
Richard F. Schaden            43.7%                     919,470

Richard E. Schaden            42.3%                     890,384

Levine Leichtman              14.0%                     294,627
                             -----                    ---------
Total                        100.0%                   2,104,481
                             =====                    =========

--------------------------------------------------------------------------------

 o Regardless of the number of shares that are acquired or rolled, Levine's ownership interest will remain constant at 14.0%

                                                  [TUCKER ANTHONY SUTRO LOGO] 25

Covenant Descriptions
--------------------------------------------------------------------------------

    o AMRESCO's only material financial covenant, a fixed charge coverage ratio ("FCCR"), is calculated monthly and reflects pro forma adjustments for debt amortization, interest expense and rents versus historical EBITDA

    o Calculations of "Total Cash Flow" and "Total Fixed Charges" for AMRESCO are shown on the following page --> Dividends are not included in the calculation of FCCR

    o      Levine's financial covenants include:

             - Minimum EBITDA set equal to approximately 80%, 75% and 65% of Management's projections (at the time of the December Tender) for calendar 2001, 2002 and 2003 through 2005, respectively

             - Minimum Fixed Charge Coverage Ratio ("FCCR") of not less than 1.35x; defined as EBITDA divided by cash interest expense, scheduled principal payments, cash dividends paid and cash taxes paid

             - Maximum Net Debt (net of cash)/EBITDA on a reducing scale, falling from 3.75x at December 31, 2001 to 2.50x by December 31, 2004

             - Maximum Capital Expenditures of $3.5 million in fiscal 2001 and up to 25% of EBITDA in each subsequent fiscal year

    o Under the Levine facility, Quizno's is provided a 180 day grace period before acceleration, unless the Company's performance falls below the "Aceleration levels for EBITDA, FCCR and Net Debt/EBITDA

    o If Levine's debt is accelerated, the prepayment penalty is reduced by 50%


                                                  [TUCKER ANTHONY SUTRO LOGO] 26

Pro-Forma Covenant Compliance -- AMRESCO
----------------------------------------------------------------------------------------------------------------------
                                    Calculation of Fixed Charge Coverage for AMRESCO

                                                                  Last Twelve Months
                                      Dec. 31, '00      Mar 31, '01     June 30, '01      Sept. 30, '01   Dec. 31, '01

Net Income before Taxes               ($1,827,431)     ($1,387,151)       ($831,899)       ($446,077)      $3,769,996
Interest                               $2,051,977       $2,466,026       $2,879,183       $3,244,101       $3,419,471
Depreciation and Amortization          $2,141,058       $2,301,400       $2,385,913       $2,441,152       $2,549,438
                                      -----------      -----------       ----------       ----------       ----------
Unadjusted EBITDA                      $2,365,604       $3,380,275       $4,433,197       $5,239,176       $9,738,905

Adjustments
Impairment                             $1,796,878       $1,796,878       $1,796,878       $1,217,632               $0
Financing Costs                        $2,343,277       $2,343,277       $2,343,277       $2,343,277               $0
AFD start up costs                       $289,878         $289,878         $289,878         $289,878               $0
Owner Bonuses                            $490,000         $340,000         $210,070         $136,583               $0
Rents                                  $2,041,692       $2,120,005       $2,158,803       $2,158,804       $2,110,000
Pro forma Rent Adjustment                 $68,308               $0               $0               $0               $0
---------------------------------------------------------------------------------------------------------------------
Adjusted Total Cash Flow               $9,395,637      $10,270,313      $11,232,103      $11,385,350      $11,848,905
=====================================================================================================================

Principal plus Interest (1)            $3,184,443       $3,641,449       $4,197,681       $4,606,187       $4,892,698
Pro forma Debt Service Adjustment      $2,681,903       $1,862,393       $1,222,075         $570,042          $69,169
Rents                                  $2,041,692       $2,120,005       $2,158,803       $2,158,804       $2,110,000
Pro forma Rent Adjustment                 $68,308               $0               $0               $0               $0
---------------------------------------------------------------------------------------------------------------------
Total Fixed Charges                    $7,908,038       $7,623,847       $7,578,559       $7,335,033       $7,071,867
=====================================================================================================================
FCCR                                         1.19             1.35             1.48             1.55             1.68
---------------------------------------------------------------------------------------------------------------------
FCCR after 933,934 Shares Acq'd              1.19             1.35             1.48             1.54             1.64
----------------------------------------------------------------------------------------------------------------------

(1) Excludes the $1.72 million prepayment made to AMRESCO in February 2001

  o This analysis assumes the maximum number of shares is acquired (933,934) at $8.00/share

  o Based upon Management's projections, it appears Quizno's will meet or exceed a 1.50x fixed charge coverage ratio (minimum debt incurrence covenant) between July and September of this year --> Company would receive $1.1 million currently held in escrow


                                                  [TUCKER ANTHONY SUTRO LOGO] 27

Pro-Forma Covenant Compliance -- Levine Leichtman
------------------------------------------------------------------------------------------------------------------
                                                                Calculations for Levine Leichtman Covenants
                                                        Six Months
                                                          Ending           LTM             LTM             LTM
Projected Amounts                                        6/30/01         12/31/01        3/31/02         6/30/02

EBITDA (adj. for lost interest income of $75k/qtr)      $4,755,978      $9,474,010     $10,061,491     $10,631,999
Cash Interest                                             $915,983      $1,832,826      $2,052,540      $2,479,892
Principal Payments (1)                                    $709,142      $1,409,929      $1,516,993      $1,711,402
Cash Taxes Paid (2)                                       $481,075      $1,706,476      $2,026,986      $2,255,309
Dividends Paid                                             $54,666        $109,332         $54,683         $27,358
Total Fixed Charges                                     $2,160,866      $5,058,562      $5,651,202      $6,473,961
Total Debt                                             $28,550,000     $27,934,000     $27,496,000     $27,058,000
Cash                                                    $3,158,278      $2,524,531      $3,113,552      $3,702,573
Total Net Debt                                         $25,391,722     $25,409,469     $24,382,448     $23,355,427

Covenants
Minimum EBITDA - Penalty/Standstill (3)                 $3,389,000      $7,628,000      $8,203,000      $8,731,000
Minimum EBITDA - Acceleration                           $2,542,000      $5,686,000      $6,080,000      $6,438,000
Projected                                               $4,755,978      $9,474,010     $10,061,491     $10,631,999

Minimum FCCR - Penalty/Standstill (3)                        1.35x           1.35x           1.35x           1.35x
Minimum FCCR - Acceleration                                  1.00x           1.00x           1.00x           1.00x
Projected                                                    2.20x           1.87x           1.78x           1.64x

Maximum Net Debt/EBITDA - Penalty/Standstill (3)             8.60x           3.75x           3.70x           3.60x
Maximum Net Debt/EBITDA - Acceleration                      10.00x           5.00x           5.00x           5.00x
Projected                                                    5.34x           2.68x           2.42x           2.20x

Capital Expenditures (4)                                      n.a.      $3,500,000      $3,500,000      $3,500,000
Projected                                                     n.a.      $2,500,000      $2,500,000      $2,500,000

(1) Assumes the $1.72 million prepayment made to AMRESCO in February 2001 is not included in this calculation

(2) Tax benefit of approx. $1.1 million booked in the quarter ended December 31, 2000 reduces cash taxes paid in CY '01; book taxes are estimated at $1.4 million

(3) Performance below the "Penalty" level at June 30 results in the interest rate increasing 1% for 60 days +1% for each 30 days thereafter until cured; performance below the "Penalty" level after June 30 results in a default that is subject to a 180 day standstill

(4)  Capital Expenditure covenant covers fiscal years ending September 30

  o This analysis also assumes the maximum number of shares is acquired (933,934) at $8.00/share --> Based upon information provided by management, it appears the Company will meet its covenants with Levine


                                                  [TUCKER ANTHONY SUTRO LOGO] 28

Valuation Data
--------------------------------------------------------------------------------


                                                 [TUCKER ANTHONY SUTRO LOGO]  29

Summary Annual Income Statements
--------------------------------------------------------------------------------
(Amounts in thousands)

                                        December 31,          Pro Forma                        December 31,
OPERATING SUMMARY               1998       1999       2000       2000       2001       2002        2003       2004       2005
                                ----       ----       ----       ----       ----       ----        ----       ----       ----
Revenues                       19,455     27,908     45,414     45,414     54,651     58,973      66,439     73,091     79,832
Cost of Goods Sold             (4,366)    (6,207)    (8,342)    (8,342)    (8,586)   (11,827)    (13,467)   (14,849)   (16,300)
------------------------------------------------------------------------------------------------------------------------------
Gross Profit                   15,089     21,702     37,072     37,072     46,065     47,146      52,973     58,242     63,531
Selling, General &
  Administrative              (13,222)   (17,774)   (29,890)   (29,890)   (35,755)   (32,596)    (34,950)   (37,427)   (39,822)
Depreciation & Amortization      (782)    (1,383)    (2,085)    (2,085)    (2,549)    (2,835)     (3,085)    (3,335)    (3,578)
Other Income/(Expense)              0        903       (871)      (871)      (571)    (1,715)     (1,919)    (2,102)    (2,269)
Canada Investment (net)             0          0          0          0          0        500         500        800      1,100
------------------------------------------------------------------------------------------------------------------------------
EBIT                         $  1,085   $  3,447   $  4,227   $  4,227   $  7,189   $ 10,500    $ 13,518   $ 16,177   $ 18,963
------------------------------------------------------------------------------------------------------------------------------
Amortization                 $    258   $    456   $    500   $    500   $    583   $    583    $    583   $    583   $    583
------------------------------------------------------------------------------------------------------------------------------
EBITA                        $  1,343   $  3,904   $  4,727   $  4,727   $  7,773   $ 11,083    $ 14,101   $ 16,761   $ 19,546
------------------------------------------------------------------------------------------------------------------------------
Depreciation                      524        927      1,585      1,585      1,966      2,252       2,502      2,752      2,995
------------------------------------------------------------------------------------------------------------------------------
EBITDA                       $  1,867   $  4,830   $  6,311   $  6,311   $  9,739   $ 13,335    $ 16,603   $ 19,512   $ 22,541
------------------------------------------------------------------------------------------------------------------------------
Interest Expense
  Interest Expense, Net          (341)      (708)    (2,052)    (3,419)    (3,419)    (3,237)     (3,121)    (2,848)    (2,497)
  Other Income/(Expense)            0          0     (4,002)    (4,002)         0          0           0          0          0
------------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes        744      2,739     (1,827)    (3,195)     3,770      7,263      10,397     13,330     16,466
  Provision for Income Taxes      369       (948)       672      1,478     (1,741)    (3,408)     (4,662)    (5,835)    (7,090)
Net Income                   $  1,113   $  1,791   ($ 1,155)  ($ 1,717)  $  2,029   $  3,854    $  5,735   $  7,495   $  9,376
==============================================================================================================================
Net Income Per Share
  (Fully Diluted)            $   0.32   $   0.48   ($  0.40)  ($  0.60)  $   0.71   $   1.34    $   2.00   $   2.61   $   3.27
Preferred Dividends          $    221   $    164   $    196   $    196   $     55   $      0    $      0   $      0   $      0


o    Based upon Management's quarterly projections



                                                 [TUCKER ANTHONY SUTRO LOGO]  30

Preliminary Summary Valuation
--------------------------------------------------------------------------------

                                                              Per Share
Method                                                       Value Range
------                                                 ------------------------
Comparable Public Company Analysis                      $6.50      -     $8.25

Comparable Transaction Analysis                         $7.00      -     $8.50

Theoretical Future Trading Prices                       $7.50      -     $9.00

Discounted Cash Flow Analysis                          $10.00      -     $13.00

Financial Buyer Analysis                                $6.75      -     $8.25

--------------------------------------------------------------------------------
Tucker Anthony Sutro Capital Markets Estimate           $7.25      -     $8.25
--------------------------------------------------------------------------------

                                                 [TUCKER ANTHONY SUTRO LOGO]  31

Multiples Analysis - Stock Price Matrix
--------------------------------------------------------------------------------

($000, except price per share)

                                                                           Stock Price
                                                  -----------------------------------------------------------------
Share price                                          $7.25        $7.50        $7.75         $8.00         $8.25
"Fully-Diluted" Shares outstanding at 3/15/01        3,073        3,073        3,073         3,073         3,073
                                                   -------      -------      -------       -------       -------
Market Value of Equity                             $22,279      $23,048      $23,816       $24,584       $25,352
Net Debt as of 12/31/00                             21,502       21,502       21,502        21,502        21,502
                                                   -------      -------      -------       -------       -------
Enterprise Value                                   $43,781      $44,550      $45,318       $46,086       $46,854

Quizno's Results - LTM as of
-------------------------------------
Revenues - 12/31/00                      $45,414      0.96x        0.98x        1.00x        1.01x         1.03x

Revenues - 6/30/01                       $50,292      0.87x        0.89x        0.90x        0.92x         0.93x

Revenue - 12/31/01                       $54,651      0.80x        0.82x        0.83x        0.84x         0.86x

EBITDA - 12/31/00                         $6,311       6.9x         7.1x         7.2x         7.3x          7.4x

EBITDA - 6/30/01                          $8,435       5.2x         5.3x         5.4x         5.5x          5.6x

EBIT - 12/31/00                           $4,227      10.4x        10.5x        10.7x        10.9x         11.1x

EBIT - 6/30/01                            $6,049       7.2x         7.4x         7.5x         7.6x          7.7x

Net Income - 12/31/01 (2)                 $2,262       9.8x        10.2x        10.5x        10.9x         11.2x

(1) Fully diluted shares outstanding is based upon treasury method and assumes all preferred stock (except D) is converted

(2)   Pre-tax income taxed at a normalized 40%




                                          [TUCKER ANTHONY SUTRO LOGO]        32

Trading Multiples Analysis - October 31, 2000 vs. April 4, 2001
--------------------------------------------------------------------------------

($ in thousands)                       October 31, 2000                                 April 4, 2001
                        ---------------------------------------------  -----------------------------------------------
                          QUIZ        Median                              QUIZ         Median
                          Multiple    Multiple     Adjusted Range(1)     Multiple     Multiple      Adjusted Range (1)
                        -----------  ----------   -------------------  -----------  -------------  -------------------
Small Cap Peer Group
----------------------
LTM Sales                 0.81x       0.36x      0.17x    -    0.47x     0.90x           0.48x      0.21x    -    0.53x
LTM EBIT                   7.4x        6.9x       4.1x    -     9.8x      9.6x            7.9x       7.0x    -     8.8x
LTM EBITDA                 5.1x        3.6x       2.9x    -     4.3x      6.5x            4.8x       4.8x    -     4.9x
LTM Net Income            16.1x       12.0x      12.0x    -    12.0x     18.6x           10.8x      10.1x    -    11.4x

Calendar 2001 Sales       0.65x       1.03x        NA     -      NA      0.75x           1.02x        NA     -      NA
Calendar 2001 Net Income   8.7x        3.9x        NA     -      NA       7.3x             NA         NA     -      NA


Large Cap Peer Group
------------------------
LTM Sales                             1.19x      0.55x    -    2.23x                     1.18x      0.70x    -    1.96x
LTM EBIT                               8.4x       6.2x    -     8.9x                      8.5x       7.1x    -    12.8x
LTM EBITDA                             6.4x       4.1x    -     9.4x                      6.1x       5.1x    -     9.9x
LTM Net Income                        13.3x       7.8x    -    31.0x                     13.7x      11.1x    -    16.3x
Calendar 2001 Sales                   1.06x      0.95x    -    1.13x                     1.10x      0.68x    -    1.33x
Calendar 2001 Net Income              11.2x       9.3x    -    14.4x                     12.0x      10.9x    -    17.9x



(1) Excludes highest two and lowest two values

o While all of the median trading multiples for the small cap peer group have increased since October 31, 2000 (reflecting takeover speculation), the change in median multiples for the large cap peer group is more mixed

o Quizno's continues to trade at premiums to the trading multiples for the small cap group despite the expansion in multiples

                                          [TUCKER ANTHONY SUTRO LOGO]         33

Comparable Publicly Traded Company Analysis
--------------------------------------------------------------------------------
(Amounts in 000's)

Quizno's Results - LTM as of     Valuation Multiple Range  Enterprise Value  Net Debt(1) Equity Value      Price per Share (2)
------------------------------------------------------------------------------------------------------------------------------
Revenues - 12/31/00       $45,414   0.50x  -  1.00x   $22,707 -    $45,414   $21,502      n.m.   -   $23,912   n.m.  -  $7.78

Revenues - 6/30/01        $50,292   0.55x  -  0.90x   $27,661 -    $45,263   $21,502   $ 6,159   -   $23,761  $2.00  -  $7.73

Revenue - 12/31/01        $54,651   0.50x  -  0.80x   $27,326 -    $43,721   $21,502   $ 5,824   -   $22,219  $1.90  -  $7.23

EBITDA - 12/31/00         $ 6,311    5.0x  -   6.8x   $31,556 -    $42,600   $21,502   $10,054   -   $21,098  $3.27  -  $6.87

EBITDA - 6/30/01          $ 8,435    4.5x  -   5.7x   $37,958 -    $48,081   $21,502   $16,456   -   $26,579  $5.36  -  $8.65

EBIT - 12/31/00           $ 4,227    7.0x  -   9.5x   $29,586 -    $40,152   $21,502   $ 8,084   -   $18,650  $2.63  -  $6.07

EBIT - 6/30/01            $ 6,049    6.1x  -   8.0x   $36,901 -    $48,394   $21,502   $15,399   -   $26,892  $5.01  -  $8.75

Net Income - 12/31/01(3)  $ 2,262    9.0x  -  12.0x   $41,860 -    $48,646   $21,502   $20,358   -   $27,144  $6.62  -  $8.83

Tucker Anthony Sutro Capital Markets Estimate                                                                 $6.50     $8.25

(1) Net debt as of December 31, 2000 plus liquidation value of preferred stock

(2) Based upon fully diluted shares outstanding of 3.1 million as of March 15, 2001

(3) Pre-tax income taxed at a normalized 40%


                                          [TUCKER ANTHONY SUTRO LOGO]         34

Trading Multiples for Selected Comparable Companies
--------------------------------------------------------------------------------

($ in millions, except per share amounts)
                                                                                          Enterprise Value Multiples
                                             4/4/01           Market                  -----------------------------------
                                             Stock   Common   Value of   Enterprise    Calendar     LTM     LTM      LTM
Company                            Ticker    Price   Shares(1)Equity(2)   Value(3)    2001 Sales   Sales  EBITDA     EBIT
Comparable Companies Market Cap < $100 million
Blimpie International, Inc         BLM        $1.45     9.2     $13.4      $5.5              NA   0.18x    2.8x     6.0x
Checkers Drive-In Rest.            CHKR       $5.25     9.4     $49.5     $96.7              NA   0.53x    4.9x     8.8x
Jerry's Famous Deli, Inc.          DELI       $4.25     4.7     $19.9     $33.6              NA   0.48x    4.8x    10.1x
Pizza Inn, Inc.                    PZZI       $1.78    10.6     $18.9     $31.3              NA   0.48x    5.0x     6.4x
Schlotzsky's, Inc.                 BUNZ       $3.91     7.4     $29.1     $60.8            1.0x   1.03x      NM       NM
Sizzler International              SZ         $1.26    27.6     $34.8     $50.2              NA   0.21x    3.1x     7.0x
Uno Restaurant Corp.               UNO        $9.48    11.0    $104.2    $160.1              NA   0.67x    5.2x     9.2x
Wall Street Deli Inc.              WSDI       $0.50     2.9      $1.5      $4.7              NA   0.10x      NM       NM

                                              --------------------------------------------------------------------------
                                                    Mean:       $33.9     $55.4            1.0x   0.46x    4.3x     7.9x
                                                    Median:     $24.5     $41.9            1.0x   0.48x    4.8x     7.9x
                                              --------------------------------------------------------------------------

Comparable Companies Market Cap > $100 million
Applebee's Int'l, Inc.             APPB      $37.94    24.4    $925.0  $1,004.3           1.33x   1.46x   6.9x      9.3x
Brinker International, Inc.        EAT       $26.87    99.1  $2,663.3  $2,772.8           1.03x   1.21x   8.9x     12.8x
BUCA, Inc.                         BUCA      $19.00    14.2    $269.5    $260.9           1.44x   2.01x  15.1x     23.5x
Cheesecake Factory                 CAKE      $33.75    31.6  $1,065.8  $1,014.7           1.87x   2.32x     NM        NM
IHOP Corp.                         IHP       $19.25    20.0    $385.4    $594.7              NA   1.96x   6.4x      7.5x
Landry's Seafood Restaur.          LNY       $11.05    21.5    $237.6    $366.5           0.52x   0.70x   5.7x     11.7x
Lone Star Steakhouse               STAR       $8.88    20.0    $177.7    $148.7           0.25x   0.26x   2.7x      5.8x
Outback Steakhouse, Inc.           OSI       $24.45    76.7  $1,875.6  $1,781.5           0.82x   0.93x   5.8x      7.2x
P.F. Chang's China Bistro          PFCB      $32.25    11.7    $377.4    $388.8           1.27x   1.66x  13.9x        NM
-------------------------------------------------------------------------------------------------------------------------
Papa Johns International           PZZA      $23.50    24.2    $568.8    $703.5           0.68x   0.74x   6.0x      8.5x
-------------------------------------------------------------------------------------------------------------------------
Ruby Tuesday, Inc.                 RI        $18.55    63.2  $1,171.8  $1,201.3           1.42x   1.48x   9.9x     14.9x
Ryan's Family Steak House          RYAN      $10.69    32.5    $347.2    $537.1              NA   0.76x   5.1x      7.1x
TRICON Global Restaurants          YUM       $37.80   146.3  $5,528.9  $7,854.9           1.11x   1.11x   5.6x      7.4x
VICORP Restaurants, Inc.           VRES      $24.91     6.8    $135.7    $140.3              NA   0.37x   3.5x      5.8x
Wendy's International              WEN       $22.39   114.3  $2,560.1  $2,642.7           1.09x   1.18x   6.2x      8.5x


                                              ---------------------------------------------------------------------------
                                                    Mean:    $1,219.3  $1,427.5            1.1x   1.21x   7.3x     10.0x
                                                    Median:    $568.8    $703.5            1.1x   1.18x   6.1x      8.5x
                                              ---------------------------------------------------------------------------

Subject Company
Quizno's - 12/31/00 (7)                      $7.50      2.3     $17.5     $40.7           0.75x   0.90x   6.5x      9.6x





                                                 Equity Value Multiples
                                      --------------------------------------------
                                      Calendar P/E             Book      3-5 Yr.
                                LTM      2001       2002       Value    Growth(4)  Type(6)

Comparable Companies Market Cap < $100 million
Blimpie International,Inc      17.7x      NEG      29.0x        0.7x         NA       F
Checkers Drive-In Rest          9.6x       NA         NA        1.0x         NA       B
Jerry's Famous Deli, Inc.      13.7x       NA         NA        0.7x         NA       O
Pizza Inn, Inc.                 7.7x       NA         NA          NM         NA       F
Schlotzsky's, Inc.               NEG       NA         NA        0.4x      12.0%       B
Sizzler International          10.1x       NA         NA        0.7x         NA       B
Uno Restaurant Corp.           11.4x       NA         NA        1.2x      22.0%       B
Wall Street Deli Inc.            NEG       NA         NA        0.3x         NA       O

                               --------------------------------------------------------
                               11.7x        -      29.0x        0.7x      17.0%
                               10.8x        -      29.0x        0.7x      17.0%
                               --------------------------------------------------------

Comparable Companies Market Cap > $100 million

Applebee's Int'l, Inc.         15.6x    13.8x      12.0x        3.3x      15.1%       B
Brinker International, Inc.    14.2x    17.9x         NA        3.3x         NA       B
BUCA, Inc.                     35.2x    25.3x      19.4x        2.7x      34.4%       O
Cheesecake Factory                NM       NM      23.3x        4.4x      25.5%       O
IHOP Corp.                     11.1x     9.8x       8.8x        1.5x         NA       B
Landry's Seafood Restaur.      16.3x    10.9x       9.3x        0.7x      21.5%       O
Lone Star Steakhouse           12.3x       NA         NA        0.4x      13.3%       O
Outback Steakhouse, Inc.       13.7x    11.9x      10.3x        2.4x      18.5%       B
P.F. Chang's China Bistro         NM       NM      21.4x        4.9x      36.4%       O
---------------------------------------------------------------------------------------
Papa Johns International       12.4x    12.0x      11.0x        3.4x         NA       B
---------------------------------------------------------------------------------------
Ruby Tuesday, Inc.             25.0x    18.9x         NA        4.5x      19.0%       O
Ryan's Family Steak House       8.4x     7.9x         NA        1.2x         NA       B
TRICON Global Restaurants      10.5x    12.0x      10.9x         NEG      15.0%       B
VICORP Restaurants, Inc.       11.5x       NA         NA        1.0x         NA       B
Wendy's International          15.1x    13.1x      11.7x        2.3x      14.9%       B

                               --------------------------------------------------------
                               15.5x    14.0x      13.8x        2.6x      21.3%
                               13.7x    12.0x      11.4x        2.5x      18.7%
                               --------------------------------------------------------

Subject Company
Quizno's - 12/31/00 (7)        18.6x     7.3x       4.0x         NEG      22.7%       B



-------------------------------------------------------------------------------
Notes:

(1)  Latest reported common shares outstanding, in millions

(2) Market Value of Equity calculated by multiplying current market price by number of common shares outstanding

(3) Enterprise Value equals net debt plus market value of equity plus book value of preferred stock and minority interests

(4) First Call consensus estimated annual increase in operating earnings over the next (3-5 years)

(5)  2000 P/E ratio as a percentage of 3-5 year growth rate

(6)  Refers to type of business; F= Franchisor, O= Operator, B= Both

(7)  Shares as of 12/31/00 10Q

*    "LTM" or "Latest Twelve Months" represents last four quarters reported

                                                  [TUCKER ANTHONY SUTRO LOGO] 35






Margin Analysis for Selected Comparable Companies
--------------------------------------------------------------------------------


                                                              LTM Margins
                                            ----------------------------------------------
                                            Gross    SG&A                         Net
Company                       Ticker        Profit   Expense  EBITDA      EBIT    Income

Comparable Companies Market Cap < $100 million
Blimpie International,Inc     BLM           47.7%    44.8%     6.3%       2.9%    2.3%
Checkers Drive-In Rest.       CHKR          21.6%    15.5%    11.0%       6.1%    3.1%
Jerry's Famous Deli, Inc.     DELI          60.4%    55.6%    10.1%       4.8%    2.1%
Pizza Inn, Inc.               PZZI          14.0%     6.6%     9.6%       7.5%    4.0%
Schlotzsky's, Inc.            BUNZ          53.8%    56.7%     3.4%        NEG     NEG
Sizzler International         SZ            34.9%    31.9%     6.6%       3.0%    1.5%
Uno Restaurant Corp.          UNO           44.0%    36.8%    12.9%       7.3%    4.1%
Wall Street Deli Inc.         WSDI           4.9%    11.4%      NEG        NEG     NEG

                              --------------------------------------------------------
                              Mean:         35.2%    32.4%     8.6%       5.3%    2.8%
                              Median:       39.5%    34.3%     9.6%       5.4%    2.7%
                              --------------------------------------------------------

Comparable Companies Market Cap > $100 million
Applebee's Int'l, Inc.        APPB          48.2%    32.5%    21.1%      15.7%    9.3%
Brinker International, Inc.   EAT           69.3%    59.9%    13.6%       9.4%    5.8%
BUCA, Inc.                    BUCA          37.3%    28.8%    13.3%       8.5%    5.6%
Cheesecake Factory            CAKE          39.7%    29.1%    13.6%      10.5%    7.3%
IHOP Corp.                    IHP           61.1%    35.1%    30.8%      26.3%   11.7%
Landry's Seafood Restaur.     LNY           35.2%    29.2%    12.4%       6.0%    3.1%
Lone Star Steakhouse          STAR          59.9%    55.5%     9.4%       4.4%    3.3%
Outback Steakhouse, Inc.      OSI           35.8%    22.8%    16.1%      13.0%    7.4%
P.F. Chang's China Bistro     PFCB          39.4%    30.9%    11.9%       8.5%    4.1%
--------------------------------------------------------------------------------------
Papa Johns International      PZZA          35.9%    27.2%    12.4%       8.7%    5.0%
--------------------------------------------------------------------------------------
Ruby Tuesday, Inc.            RI            41.7%    31.7%    15.0%      10.0%    5.9%
Ryan's Family Steak House     RYAN          28.5%    17.7%    15.0%      10.8%    6.0%
TRICON Global Restaurants     YUM           48.0%    35.9%    19.6%      15.0%    7.6%
VICORP Restaurants, Inc.      VRES          38.1%    31.7%    10.7%       6.4%    3.9%
Wendy's International         WEN           44.2%    30.3%    18.9%      13.9%    8.1%

                              --------------------------------------------------------
                              Mean:         44.2%    33.2%    15.6%      11.2%    6.3%
                              Median:       39.7%    30.9%    13.6%      10.0%    5.9%
                              --------------------------------------------------------

Subject Company
Quizno's - 12/31/00                         81.6%    65.8%    13.9%       9.3%    2.5%




                                            LTM Leverage Ratios
                              -------------------------------------------------
                              Total        Net     Net                           LTM        LTM
                              Debt/        Debt/   Debt/    EBITDA/   Op. Inc./  Return on  Return on
Company                       Total Cap(1) EBITDA  Op. Inc. Int. Exp. Int. Exp.  Equity (2) Capital (3)
Comparable Companies Market Cap < $100 million
Blimpie International,Inc      0.0%          NM        NM       NM        NM         3.8%      6.6%
Checkers Drive-In Rest        49.0%        2.3x      4.2x     3.4x      1.9x        11.7%      5.8%
Jerry's Famous Deli, Inc.     33.1%        1.8x      3.9x     6.3x      3.0x         5.4%      3.5%
Pizza Inn, Inc.              100.1%        2.0x      2.6x     6.6x      5.2x       121.9%     19.9%
Schlotzsky's, Inc.            31.6%       15.6x        NM       NM        NM          NEG       NEG
Sizzler International         49.1%        1.0x      2.1x     8.9x      4.0x         7.2%      5.5%
Uno Restaurant Corp.          40.6%        1.8x      3.2x     8.4x      4.7x        11.8%      7.0%
Wall Street Deli Inc.         43.0%          NM        NM      NEG       NEG          NEG       NEG

                      -----------------------------------------------------------------------------
                      Mean:   43.3%        4.1x      3.2x     6.7x      3.8x        27.0%      8.1%
                      Median: 41.8%        1.9x      3.2x     6.6x      4.0x         9.5%      6.2%
                      -----------------------------------------------------------------------------


Comparable Companies Market Cap > $100 million

Applebee's Int'l, Inc.        25.3%        0.5x      0.7x    18.6x     13.9x        23.9%     17.7%
Brinker International, Inc.   15.7%        0.4x      0.5x    35.0x     24.3x        18.0%     14.3%
BUCA, Inc.                     2.0%          NM        NM       NM        NM         9.2%      7.9%
Cheesecake Factory             0.0%          NM        NM       NM        NM        15.1%     16.9%
IHOP Corp.                    46.1%        2.2x      2.6x     4.3x      3.7x        14.5%      7.5%
Landry's Seafood Restaur.     31.4%        2.0x      4.1x       NM        NM         4.3%      3.2%
Lone Star Steakhouse           0.0%          NM        NM       NM        NM         4.1%      4.7%
Outback Steakhouse, Inc.       1.7%          NM        NM       NM        NM        21.2%     20.5%
P.F. Chang's China Bistro     18.8%        0.4x      0.5x   716.6x    514.7x        13.7%     11.0%
---------------------------------------------------------------------------------------------------
Papa Johns International      48.7%        1.2x      1.6x    20.1x     14.2x        20.6%     15.7%
---------------------------------------------------------------------------------------------------
Ruby Tuesday, Inc.            13.5%        0.2x      0.4x  1736.1x   1153.1x        19.8%     16.5%
Ryan's Family Steak House     40.6%        1.8x      2.5x     7.6x      5.5x        14.8%      8.9%
TRICON Global Restaurants    133.2%        1.7x      2.2x     7.9x      6.0x          NEG     28.6%
VICORP Restaurants, Inc.       7.1%        0.1x      0.2x    53.5x     31.9x        10.9%     10.9%
Wendy's International         20.9%        0.2x      0.3x    28.1x     20.6x        16.5%     15.0%

                      -----------------------------------------------------------------------------
                      Mean:   27.0%        1.0x      1.4x   262.8x    178.8x        14.8%     13.3%
                      Median: 18.8%        0.5x      0.7x    24.1x     17.4x        14.9%     14.3%
                      -----------------------------------------------------------------------------

Subject Company
Quizno's - 12/31/00          204.0%        3.4x      5.1x     3.1x      2.1x          NEG      7.5%




--------------------------------------------------------------------------------
Notes:

(1) Total Capital represents net debt plus total shareholders' equity plus minority interest

(2) LTM Return on Equity equals LTM net income before non-recurring items divided by common shareholders' equity

(3) LTM Return on Invested Capital equals LTM operating income before non-recurring items divided by total capital

                                                  [TUCKER ANTHONY SUTRO LOGO] 36

Financial Performance for Selected Comparable Companies
-------------------------------------------------------------------------------
($ in millions, except per
share amounts)


                                   Fiscal  LTM
                                    Year   Data   Total    Cash &      Net
Company                     Ticker  End    as of   Debt  Equivalents  Debt
-------                     ------  ----   -----   ----  -----------  ----
Comparable Companies Market Cap < $100 million
Blimpie International,Inc    BLM     6/00  12/00    $0.0     $7.9     ($7.9)
Checkers Drive-In Rest.      CHKR   12/00  12/00   $46.9     $0.3     $46.7
Jerry's Famous Deli, Inc.    DELI   12/00  12/00   $13.4     $0.5     $12.9
Pizza Inn, Inc.              PZZI    6/00  12/00   $12.9     $0.4     $12.5
Schlotzsky's, Inc.           BUNZ   12/00  12/00   $32.9     $1.2     $31.8
Sizzler International        SZ      4/00   1/01   $33.5    $18.1     $15.4
Uno Restaurant Corp.         UNO     9/00  12/00   $56.6     $0.8     $55.9
Wall Street Deli Inc.        WSDI    6/00  12/00    $3.8     $0.6      $3.2


Comparable Companies Market Cap > $100 million
Applebee's Int'l, Inc.       APPB   12/00  12/00    $91.4    $12.1     $79.3
Brinker International, Inc.  EAT     6/00  12/00   $145.2    $35.7    $109.5
BUCA, Inc.                   BUCA   12/00  12/00     $1.8    $10.5     ($8.6)
Cheesecake Factory           CAKE   12/00  12/00     $0.0    $51.1    ($51.1)
IHOP Corp.                   IHP    12/00  12/00   $216.5     $7.2    $209.3
Landry's Seafood Restaur.    LNY    12/00  12/00   $155.0    $26.1    $128.9
Lone Star Steakhouse         STAR   12/00  12/00     $0.0    $29.0    ($29.0)
Outback Steakhouse, Inc.     OSI    12/00  12/00    $11.6    $88.3    ($76.8)
P.F. Chang's China Bistro    PFCB   12/00  12/00    $16.7     $6.4     $10.3
-----------------------------------------------------------------------------
Papa Johns International     PZZA   12/00  12/00   $146.6    $11.9    $134.7
-----------------------------------------------------------------------------
Ruby Tuesday, Inc.           RI      5/00  11/00    $38.8     $9.3     $29.4
Ryan's Family Steak House    RYAN   12/00  12/00   $192.0     $2.1    $189.9
TRICON Global Restaurants    YUM    12/00  12/00   $2,502   $176.0  $2,326.0
VICORP Restaurants, Inc.     VRES   10/00   1/01     $9.6    $12.1      $4.6
Wendy's International        WEN    12/00  12/00   $252.3   $169.7     $82.6

Subject Company
Quizno's - 12/31/00 (3)      QUIZ    9/00  12/00    $31.4     $9.9     $21.5



                                            LTM Financial Data                 Calendar
                               ---------------------------------------------    EPS(2)        Common
                                                               Net           ------------      Book
Company                        Sales   EBITDA     EBIT       Income   EPS(1) 2001    2002     Value
-------                        -----   ------     ----       ------   -----  ----    ----     -----
Comparable Companies Market Cap < $100 million
Blimpie International,Inc      $31.1     $2.0     $0.9        $0.7    $0.08 ($0.15)  $0.05    $18.5
Checkers Drive-In Rest.       $181.2    $19.9    $11.0 (8)    $5.6    $0.55     NA      NA    $48.6
Jerry's Famous Deli, Inc.      $69.6     $7.0     $3.3 (9)    $1.4    $0.31     NA      NA    $26.8
Pizza Inn, Inc.                $64.8     $6.2     $4.9 (10)   $2.6    $0.23     NA      NA     $0.4
Schlotzsky's, Inc.             $59.2     $2.0    ($1.7)      ($2.3)  ($0.31)    NA      NA    $72.5
Sizzler International         $241.5    $15.9     $7.2        $3.7    $0.12     NA      NA    $52.8
Uno Restaurant Corp.          $238.3    $30.8    $17.4        $9.7    $0.83     NA      NA    $83.7
Wall Street Deli Inc.          $46.7    ($0.7)   ($3.0)(4)   ($3.2)  ($1.10)    NA      NA     $5.7


Comparable Companies Market Cap > $100 million
Applebee's Int'l, Inc.        $690.2   $145.3   $108.5 (5)   $64.0   $2.43   $2.74   $3.17   $281.7
Brinker International, Inc. $2,300.5   $311.7   $216.3      $132.7   $1.89   $1.50      NA   $816.8
BUCA, Inc.                    $129.8    $17.3    $11.1 (11)   $7.3   $0.54   $0.75   $0.98   $100.7
Cheesecake Factory            $438.3    $59.8    $46.1       $32.1   $0.96   $1.17   $1.45   $240.8
IHOP Corp.                    $303.2    $93.3    $79.8       $35.3   $1.74   $1.96   $2.20   $260.0
Landry's Seafood Restaur.     $521.0    $64.8    $31.5 (12)  $16.0   $0.68   $1.01   $1.19   $364.6
Lone Star Steakhouse          $575.9    $54.1    $25.5       $19.1   $0.72      NA      NA   $437.8
Outback Steakhouse, Inc.    $1,906.0   $306.0   $247.9 (13) $141.1   $1.78   $2.06   $2.37   $782.2
P.F. Chang's China Bistro     $234.9    $27.9    $20.1        $9.7   $0.86   $1.18   $1.51    $77.3
---------------------------------------------------------------------------------------------------
Papa Johns International      $944.7   $116.7    $82.5 (14)  $47.3   $1.90   $1.96   $2.13   $166.3
---------------------------------------------------------------------------------------------------
Ruby Tuesday, Inc.            $810.1   $121.5    $80.7 (6)   $47.5   $0.74   $0.98      NA   $258.2
Ryan's Family Steak House     $704.6   $105.5    $76.1 (15)  $42.0   $1.27   $1.35      NA   $282.4
TRICON Global Restaurants   $7,093.0 $1,390.7 $1,064.0 (16) $536.2   $3.60   $3.16   $3.48  ($448.0)
VICORP Restaurants, Inc.      $375.3    $40.3    $24.1       $14.8   $2.17      NA      NA   $130.7
Wendy's International       $2,236.9   $423.9   $310.4 (7)  $181.1   $1.48   $1.71   $1.91 $1,126.1

Subject Company
Quizno's - 12/31/00 (3)        $45.4     $6.3     $4.2        $1.2   $0.40   $0.83   $1.51    ($6.1)
---------------------------------------------------------------------------------------------------

Notes:

(1)  Diluted earnings per share.

(2)  Estimates are First Call consensus estimates.

(3) LTM and 1999 Calendar Net income and EPS numbers exclude $2.77 million adjustment for change in accounting methods

(4) Excludes charge for impairment of long-lived assets of $376,417 and gain from sale of assets $31,438.

(5)  Excludes loss on disposition of restaurants and equipment $1,265,000.

(6)  Excludes loss on sale of American Cafe and Tria's Tex-Mex Restaurants.

(7)  Excludes $18,370,000 in International charges.

(8) Income statement information taken from press release dated 3/9/01 and balance sheet information taken from 9/30/00 10Q.

(9) Income statement information taken from press release dated 3/6/01 excludes $1,733,000 in non-cash compensation and $1,255,000 in impairment of long-lived assets, balance sheet information taken from 9/11/00 10Q.

(10) Income statement and balance sheet information taken from press release dated 3/13/01 depreciation and amortization number extrapolated from 9/30/00 10Q.

(11) Income statement information taken from press release dated 2/6/01 and balance sheet information taken from 9/24/00 10Q.

(12) Income statement and balance sheet information taken from press release dated 3/1/01 excludes special charges of $2,000,000.

(13) Income statement information taken from press release dated 2/14/01 and balance sheet information taken from 9/30/00 10Q.

(14) Income statement and balance sheet information taken from press release dated 2/27/01 excludes special charges of $24,105,000 and advertising litigation expense of $1,017,000.

(15) Income statement and balance sheet information taken from press release dated 1/31/01.

(16) Income statement information taken from press release dated 2/14/01 excludes $204,000,000 of unusual item expenses and balance sheet information and depreciation and amortization extrapolated from 9/2/00 10Q.


                                                 [TUCKER ANTHONY SUTRO LOGO]  37

Comparable Company Transaction Analysis
--------------------------------------------------------------------------------

(Amounts in 000's)
Quizno's Results -                  Valuation
LTM as of                         Multiple Range      Enterprise Value   Net Debt(1)     Equity Value       Price per Share(2)
-------------------               --------------      ----------------   -----------     ------------       ------------------

Revenues - 12/31/00     $45,414   0.50x -  0.90x    $22,707   -  $40,872   $21,502        n.m.  -  $19,370     n.m. -  $6.30

Revenues - 6/30/01      $50,292   0.45x -  0.80x    $22,631   -  $40,234   $21,502        n.m.  -  $18,732     n.m. -  $6.10

EBITDA - 12/31/00        $6,311   5.4x  -  7.0x     $34,080   -  $44,178   $21,502    $12,578   -  $22,676    $4.09 -  $7.38

EBITDA - 6/30/01         $8,435   5.2x  -  6.3x     $43,863   -  $52,720   $21,502    $22,361   -  $31,218    $7.28 - $10.16

EBIT - 12/31/00          $4,227   7.5x  -  8.5x     $31,699   -  $35,926   $21,502    $10,197   -  $14,424    $3.32 -  $4.69

EBIT - 6/30/01           $6,049   7.2x  -  8.2x     $43,555   -  $49,604   $21,502    $22,053   -  $28,102    $7.18 -  $9.14

----------------------------------------------------------------------------------------------------------------------------
Tucker Anthony Sutro Capital Markets Estimate                                                                 $7.00    $8.50
----------------------------------------------------------------------------------------------------------------------------

(1)  Net debt as of December 31, 2000

(2) Based upon fully diluted shares outstanding of 3.1 million as of March 15, 2001


                                                 [TUCKER ANTHONY SUTRO LOGO]  38

Selected Restaurant M & A Transactions
--------------------------------------------------------------------------------



  Date         Target Name /                                Acquiror Name /
Effective        Business Description                         Business Description

Pending        Vicorp Restaurants Inc.                      Investor Group
               Operates and franchises family style         Financial Buyer
               restaurants


Pending        NPC international                            Investor Group
               Owns and operates Pizza Hut franchises       Financial Buyer


12/12/00       Quizno's Corp.                               Investor Group
               Owns and franchises Italian Sub restaurants  Financial Buyer



Pending        Il Fornaio Corp.                             Bruckman Rosser Sherrill & Co. LLC
               Owns and operates full service Italian       Financial Buyer
               Restaurants



Pending        Taco Cabana, Inc.                            Carrols Corporation
               Operates and franchises Mexican patio cafes  Operator of quick service
               primarily in the                             restaurants including
               western US                                   Burger Kings


2/28/01        Uno's Restaurant Corp. (Remaining 38%        Investor Group
               interest)                                    Management group led by Aaron
               Operates and franchises casual dining        Spencer
               restaurants



12/1/00        Rainforest Cafe                              Landry's Seafood Restaurants Inc.
               Owns and operates combination restaurant &   Owns and operates casual dining
               retail facilities                            seafood restaurants


10/2/00        Buffets, Inc.                                Caxton-Iseman Capital
               Operates Buffet Style Restaurants            Financial Buyer



1/13/00        Boston Chicken Inc.                          McDonald's Corporation
               Operates and franchises restaurants          Owns, operates and franchises fastfood
               specializing in complete                     restaurants
               meals featuring rotisserie roasted chicken



               Enterprise Target's                            Enterprise Value
  Date         Value      Sales     EBITDA   EBIT             as a Multiple of:
Effective      ($mil)     ($mil)    Margin  Margin  Sales  EBITDA   EBIT    Assets

Pending        $178.6     $375.3    11.2%    6.5%    0.48x  4.2x     7.3x    0.9x

Pending        $439.0     $481.0    15.6%    9.7%    0.91x  5.8x     9.4x    1.0x

12/12/00       $34.2      $41.7     9.6%     5.0%    0.82x  8.6x     16.3x   0.8x

Pending        $76.5      $118.8    9.3%     4.5%    0.64x  7.0x     14.2x   1.1x

Pending        $150.7     $165.9    15.2%    9.8%    0.91x  6.0x     9.3x    1.4x

2/28/01        $107.9     $231.2    13.2%    7.5%    0.47x  3.5x     6.2x    0.6x

12/1/00        $61.8      $265.2    9.7%     2.1%    0.23x  2.4x     11.2x   0.4x

10/2/00        $499.7     $936.9    12.1%    7.5%    0.53x  4.4x     7.1x    1.0x

1/13/00        $173.5     NA        NA       NA      NA     NA       NA      NA



                                                  [TUCKER ANTHONY SUTRO LOGO] 39

-------------------------------------------------------------------------------

Date          Target Name /                                 Acquiror Name /
Effective       Business Description                          Business Description

1/4/99        Logan's Roadhouse Inc.                        CBRL Group Inc.
              Owns and franchises roadhouse style           Owns and operates Cracker Barrel
              restaurants                                   Restaurants

10/1/99       Miami Subs Corp. (Remaining 70% interest)     Nathan's Famous Inc.
              Owns operates and franchises quick service    Own's and operates Nathan's Famous
              restaurants                                   Foods Units
------------------------------------------------------------------------------------------------
9/29/99       Sbarro, Inc. (Remaining 65%)                  Investors (Sbarro Family)
              Owns operates and franchises a chain of       Financial & Strategic Buyer
              Italian eateries
------------------------------------------------------------------------------------------------
9/2/99        Host Marriott Services Corp.                  Autogrill SpA
              Operates restaurants, gift shops and related  Operates restaurants, gift shops
              facilities at airports, travel plazas,        and related facilities at airports,
              and shopping malls                            travel plazas, and shopping
                                                            malls throughout Europe
------------------------------------------------------------------------------------------------
8/16/99       Rock Bottom Restaurants Inc.                  RB Capital Inc.
              Owner and Operator of sit down restaurants    Financial Buyer
              and breweries
------------------------------------------------------------------------------------------------
8/10/99       Rally's Hamburgers Inc. (74% interest)        Checker's Drive-in Restaurants Inc.
              Operates and franchises drive thru quick      Operates and franchises drive thru
              service hamburger restaurants                 quick service hamburger restaurants

7/6/99        Coffee People Inc.                            Diedrich Coffee Inc.
              Sells coffee beverages and various related    Sells coffee beverages and various
              items                                         related items
------------------------------------------------------------------------------------------------
4/5/99        Back Bay Restaurant Group                     SRC Holdings Inc.
              Owns and operates full service restaurants    Restaurant Holding Company
              in New England
------------------------------------------------------------------------------------------------
1/25/99       Spaghetti Warehouse Inc.                      Cracken Harkey & Co. LLC
              Holding company for subsidiaries who operate  Financial Buyer restaurants


              Enterprise Target's                             Enterprise Value
  Date           Value    Sales   EBITDA   EBIT               as a Multiple of:
Effective       ($mil)    ($mil)  Margin   Margin  Sales   EBITDA   EBIT   Assets

1/4/99         $179.0     $90.3   18.4%   13.3%    1.98x  10.8x    14.9x    2.0x

10/1/99         $18.9     $23.5   13.2%    7.1%    0.80x   6.1x    11.3x    0.6x
---------------------------------------------------------------------------------
9/29/99        $395.4    $357.9   16.1%   15.5%    1.10x  6.9x     7.1x       NA
---------------------------------------------------------------------------------
9/2/99         $989.1  $1,377.6    8.6%    4.3%    0.72x  8.3x    16.6x     1.7x
---------------------------------------------------------------------------------
8/16/99        $106.4    $160.1  11.8%     5.5%    0.66x  5.6x    12.2x     1.0x
---------------------------------------------------------------------------------
8/10/99        $229.0    $147.8  10.5%     3.2%   1.55x  14.7x    48.1x     1.9x

7/6/99          $33.5     $44.3   7.5%     3.4%   0.75x  10.1x    22.0x     0.6x
---------------------------------------------------------------------------------
4/5/99          $38.5     $95.9   9.0%     4.5%   0.40x   4.5x     8.9x     0.9x
---------------------------------------------------------------------------------
1/25/99         $60.0      $66.0   9.2%     3.4%   0.91x  9.9x    26.6x     1.0x


                                                  [TUCKER ANTHONY SUTRO LOGO] 40

--------------------------------------------------------------------------------



  Date          Target Name /                             Acquiror Name /
Effective         Business Description                      Business Description

12/15/98        Lyon's Restaurants Inc.                   ICH Corporation
                Owns and operates restaurants             Restaurant Holding Company




11/30/98        Miami Subs Corp. (30% interest)           Nathan's Famous Inc.
                Owns operates and franchises quick        Own's and operates Nathan's
                service restaurants                       Famous Foods
                                                          Units


11/25/98        Manhatten Bagel Co.                       New World Coffee & Bagels Inc.
                Owns and operates bagel stores and        Owns and operates coffee and
                bakeries                                  bagel shops and
                                                          bakeries


7/21/98         Bertucci's Inc.                           NE Restaurant Company
                Operates Italian restaurants              Restaurant Holding Company




7/9/98          Pollo Tropical Inc.                       Carrols Corporation
                Owns and operates quick service           Operator of quick service
                restaurants in a tropical                 restaurants including
                setting                                   Burger Kings


7/798           Houlihan's Restaurants Group Inc.         Scroggin Ventures Inc.
                Holding company which owns and operates   Financial Buyer
                casual dining
                restaurants


4/27/98         The Epicure Market                        Jerry's Famous Deli Inc.
                Operates a bread and sandwich deli        Operates New York style deli
                                                          restaurants






              Enterprise  Target's                        Enterprise Value
  Date          Value       Sales   EBITDA  EBIT          as a Multiple of:
Effective       ($mil)     ($mil)  Margin  Margin  Sales  EBITDA  EBIT   Assets

12/15/98        $22.6      $124.2   6.4%    0.8%    0.18x   2.9x   21.6x     NA





11/30/98        $10.5       $23.4  12.6%    6.5%    0.45x   3.6x    7.0x    0.3x





11/25/98        $20.0       $36.9   NEG     NEG     0.54x   NEG     NEG     0.7x





7/21/98        $104.9      $136.7  11.1%    4.8%    0.77x   6.9x   16.1x    1.0x





7/9/98          $89.4       $67.7  18.0%   14.5%    1.32x   7.3x    9.1x    2.2x





7/798          $127.0      $149.5    NA      NA     0.85x    NA      NA      NA





4/27/98                 $9.1        $13.6   NA       NA     0.67x    NA     NA      NA
----------------------------------------------------------------------------------------
Mean - Highlighted     $175.6      $271.1  12.2%    7.1%    0.66x   5.4x   10.1x    0.9x
Median - Highlighted   $107.1      $198.5  12.0%    6.8%    0.65x   5.7x    9.4x    0.9x
----------------------------------------------------------------------------------------
Mean - Since 1/1/99    $209.5      $292.9  11.8%    6.6%    0.82x   7.0x   14.6x    1.1x
Median - Since 1/1/99  $129.3      $160.1  11.2%    5.5%    0.75x   6.1x   11.3x    1.0x
----------------------------------------------------------------------------------------
Mean - All             $166.2      $230.5  11.8%    6.6%    0.74x   6.2x   10.8x    1.1x
Median - All           $104.9      $130.5  11.2%    5.5%    0.72x   6.0x    9.4x    1.0x


Notes:

1) Bolded items excluded from means and medians

2) The Rainforest Cafe deal was announced on 9/26/00 and is a 2nd attempt at the merger


                     [TUCKER ANTHONY SUTRO LOGO]

Take Private Premiums vs. 52 Week Highs and Lows
--------------------------------------------------------------------------------

                                                                                                   52 Week             52 Week
Date       Date                                                                  Tender   52 Week  High       52 Week  Low
Announced  Effective Target Name              Acquiror Name                      Price    High     Premium    Low      Premium
---------  --------- -----------              -------------                      -----    ----     -------    ------   -------
3/26/01    Pending   CSFBDirect               Credit Suisse First Boston          $4.00    $15.06   (73.4%)    $2.50   60.0%
3/13/01    Pending   Roy F. Weston            Investor Group                      $5.02    $4.69    7.0%       $2.03   147.3%
02/15/01   Pending   VICORP Restaurants       Investor Group                      $25.65   $24.50   4.7%       $16.31  57.2%
01/26/00   Pending   Perry County Financial   Jefferson County Bancshares         $23.50   $22.75   3.3%       $15.00  56.7%
                     Corp.
12/27/00   Pending   Venturian Corp.          Investor Group                      $3.00    $7.90    (62.0%)    $4.00   (25.0%)
12/26/00   Pending   Netcreations Inc.        Seat Pagine Gialle SPA              $7.00    $62.00   (88.7%)    $9.20   (23.9%)
12/22/00   Pending   Michael Foods Inc.       Investor Group                      $30.10   $26.60   13.2%      $19.60  53.6%
12/16/00   Pending   Crown Central Petroleum  Rosemore Inc.                       $10.50   $9.80    7.1%       $4.80   118.8%
                     Corp.
12/11/00   Pending   PBOC Holdings Inc.       FBOP Corp.                          $10.00   $9.90    1.0%       $7.60   31.6%
11/16/00   Pending   Il Fornaio Corp.         Bruckmann, Rousser, Sherrill & Co.  $14.00   $10.00   40.00%     $6.00   133.3%
10/28/00   02/28/01  Uno Restaurant Corp.     Investor Group                      $9.75    $12.56   (22.4%)    $6.06   60.8%
10/06/00   Pending   Taco Cabana, Inc.        Carrols Corp.                       $9.04    $9.63    (6.1%)     $4.13   118.9%
09/19/00   Pending   Stratosphere Corp        American Real Estate Partners       $44.32   $47.00   (5.7%)     $21.00  111.0%
09/19/00   Pending   US Franchise Systems Inc Pritzker Group                      $5.00    $17.31   (71.1%)    $4.13   21.2%
09/18/00   Pending   Langer Biomechanics      OrthoStrategies Inc                 $1.75    $2.13    (17.6%)    $1.25   40.0%
                     Group Inc
08/04/00   09/22/00  EndoSonics Corp          Jomed NV                            $11.00   $9.00    22.2%      $3.19   245.1%
08/04/00   Pending   PDK Labs Inc             PDK Acquisition Corp                $5.00    $5.19    (3.6%)     $3.00   66.7%
08/02/00   Pending   MascoTech Inc            Heartland Industrial Partners       $16.90   $17.50   (3.4%)     $10.50  60.95%
06/22/00   Pending   Johns Manville Corp      Hicks, Muse, Tate & Furst           $13.63   $14.81   (8.0%)     $7.50   81.67%
06/20/00   08/02/00  Justin Industries Inc    Berkshire Hathaway Inc              $22.00   $21.88   0.6%       $13.00  69.23%
06/16/00   08/31/00  Pacific Gateway          Mission Orchard Statutory           $12.60   $11.94   5.5%       $7.31   72.31%
                     Properties
06/06/00   Pending   PSC Inc                  Welch Allyn Inc                     $8.45    $10.13   (16.5%)    $3.50   141.43%
06/05/00   09/28/00  Buffets Inc              Investor Group                      $13.85   $12.88   7.6%       $8.06   71.78%
05/29/00   09/29/00  Mark IV Industries Inc   Investor Group                      $23.00   $23.63   (2.6%)     $16.56  38.87%
05/26/00   Pending   Acme Electric Corp       Key Components LLC (Kelso & Co)     $9.00    $7.44    21.0%      $4.63   94.59%
05/26/00   07/20/00  KLLM Transport Services  High Road Acquisition Corp          $8.05    $8.75    (8.0%)     $4.00   101.25%
                     Inc
05/25/00   08/11/00  Protocol Systems Inc     Welch Allyn Inc                     $16.00   $15.69   2.0%       $6.00   166.67%
05/17/00   Pending   Petco Animal Supplies    Investor Group                      $22.00   $18.38   19.7%      $9.38   134.67%
                     Inc
05/11/00   10/01/00  Old Guard Group Inc      Ohio Farmers Insurance Co           $12.00   $14.25   (15.8%)    $9.50   26.32%
05/10/00   06/26/00  WMF Group Ltd            Prudential Mortgage Capital         $8.90    $8.72    2.1%       $2.44   265.13%
04/24/00   07/17/00  Cherry Corp              Investor Group                      $18.75   $24.00   (21.9%)    $10.00  87.50%
03/24/00   05/26/00  Tubby's Inc              R Corp                              $1.10    $1.13    (2.2%)     $0.41   170.77%
03/23/00   Pending   US Can Corp              Investor Group                      $20.00   $25.63   (22.0%)    $12.50  60.00%
03/07/00   06/01/00  Duff & Phelps Credit     Fitch IBCA (FIMALAC SA)             $100.00  $97.01   3.1%       $51.50  94.17%
                     Rating Co
03/06/00   Pending   Data Transmission        VS&A Commun Partners III LP         $29.00   $28.94   0.2%       $16.50  75.76%
                     Network Corp
02/04/00   07/26/00  BNC Mortgage, Inc.       Investors                           $10.00   $8.97    11.5%      $4.44   125.35%
01/31/00   08/04/00  Jason, Inc               Saw Mill Capital Fund LLP/          $11.25   $10.38   8.4%       $5.88   91.49%
                                              Investor Group
01/26/00   Pending   Omega Worldwide Inc.     Investors (Todd Robinson)           $5.34    $6.00    (11.0%)    $3.44   55.35%
01/19/00   Pending   Dayton Superior          Odyssey Investment Partners/        $27.00   $24.00   12.5%      $11.94  126.18%
                       Corporation             Investors

                                                                                ---------------------------------------------
                                                                                Mean:               (8.6%)             86.9%
                                                                                Median:             0.22%              72.31%
                                                                                ---------------------------------------------

(2) Global Motorsport was ultimately acquired by Stonington Partners and Management.

Source: Securities Data Corp.

                                                  [TUCKER ANTHONY SUTRO LOGO] 42

Going Private Transactions - Stock Price Premium Analysis
--------------------------------------------------------------------------------


[GRAPHIC]


[GRAPHIC]



o More than 60% of going private transactions between 1998 and YTD 2000 received premiums of between 0% and 40%

o   Going private activity appears to be increasing in 2000



                                                  [TUCKER ANTHONY SUTRO LOGO] 43

Future Trading Price Analysis
--------------------------------------------------------------------------------

(amounts in 000's)                            June 30, 2001       December 31, 2001          December 31, 2002
------------------                            -------------       -----------------          -----------------
Sales                                            $50,292                $54,651                      $58,973
  Multiple                                         0.90x                  0.90x                        0.90x
  Implied Value                                  $45,263                $49,186                      $53,076
  Net Debt                                       $18,050                $19,255                      $15,902
  Equity Value                                   $27,213                $29,931                      $37,174
  Present Value @ 37.5%                          $25,130                $23,572                      $21,292
  Fully Diluted Shares Outstanding                 3,073                  3,073                        3,073

------------------------------------------------------------------------------------------------------------
  Value per Share                                  $8.18                  $7.67                        $6.93
------------------------------------------------------------------------------------------------------------
EBIT                                              $6,049                 $7,273                      $10,583
  Multiple                                         8.00x                  8.00x                        8.00x
  Implied Value                                  $48,394                $58,182                      $84,667
  Net Debt                                       $18,050                $19,255                      $15,902
  Equity Value                                   $30,344                $38,927                      $68,765
  Present Value @ 37.5%                          $28,022                $30,657                      $39,386
  Fully Diluted Shares Outstanding                 3,073                  3,099                        3,117

------------------------------------------------------------------------------------------------------------
  Value per Share                                  $9.12                  $9.89                       $12.64
------------------------------------------------------------------------------------------------------------

Net Income(1)                                       n.m.                 $2,277                       $4,782
Multiple                                            10.5                   10.5                         10.5
Equity Value                                        n.m.                $23,904                      $50,212
Present Value @ 37.5%                               n.m.                $18,826                      $28,759
Fully Diluted Shares Outstanding                   3,073                  3,073                        3,088

------------------------------------------------------------------------------------------------------------
Value per Share                                     n.m.                  $6.13                        $9.31
------------------------------------------------------------------------------------------------------------

(1) Pre-transaction, reported net income

o Multiples based on comparable company analysis and Quizno's trading multiples

                                                 [TUCKER ANTHONY SUTRO LOGO]  44

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                                                                      Terminal Value (X 2005 EBITDA)
                                               -----------------------------------------------------------------------
(Amounts in 000)                               4.50 X           5.00 X            5.50 X            6.00 X      6.50 X
----------------                               ------           ------            ------            ------      ------

Valuation Matrix                                    Discounted Value of Cash Flows (Enterprise Value) (1)
                                24.0%         $55,991         $59,835            $63,680           $67,524     $71,369
                                                        -----------------------------------
                                25.5%         $53,223         $56,843            $60,463           $64,083     $67,703
Discount Rate                   27.0%         $50,634         $54,046            $57,457           $60,868     $64,280
                                28.5%         $48,212         $51,429            $54,645           $57,862     $61,079
                                                        -----------------------------------
                                30.0%         $45,943         $48,978            $52,013           $55,049     $58,084

                                                      Debt Adjusted DCF (Equity Value) (2) (3) (4)
                                24.0%         $35,143         $38,988            $42,832           $46,677     $50,521
                                                        -----------------------------------
                                25.5%         $32,375         $35,995            $39,615           $43,235     $46,856
Discount Rate                   27.0%         $29,787         $33,198            $36,609           $40,021     $43,432
                                28.5%         $27,364         $30,581            $33,798           $37,015     $40,231
                                                        -----------------------------------
                                30.0%         $25,095         $28,130            $31,166           $34,201     $37,237

                                          Per Share Debt Adjusted DCF (Equity Value Per Share) (2) (3) (4)
                                24.0%         $11.44           $12.69             $13.94            $15.19      $16.44
                                                        -----------------------------------
                                25.5%         $10.54           $11.71             $12.89            $14.07      $15.25
Discount Rate                   27.0%          $9.69           $10.80             $11.91            $13.02      $14.13
                                28.5%          $8.90            $9.95             $11.00            $12.04      $13.09
                                                        -----------------------------------
                                30.0%          $8.17            $9.15             $10.14            $11.13      $12.12


Notes:

(1)  Enterprise Value excludes opening cash balance.

(2) Equity Value equals Enterprise Value less Net Debt (debt outstanding less cash balance).

(3) Equity Value Per Share equals Equity Value divided by diluted shares outstanding as of March 15, 2001; approx. 3,073,025

(4)  Includes proceeds from options and warrants in cash balance

o The estimated cost of the Levine subordinated debt with warrants is approximately 30%-33% based upon estimated five-year IRR --> Implies a cost of equity of 37% to 40%+

o Assuming an after tax cost of debt of 6.4% and a target capital structure of 40% debt, 60% equity, the implied weighted average cost of capital of 25% to 27%


                                                 [TUCKER ANTHONY SUTRO LOGO]  45